Exhibit 5.10

CONSENT OF EXPERT

June 30, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Filip Medinac, do hereby consent to (i) the written disclosure regarding:

•	Sections 15, 16, 21, 22, 25, and 26.1 of the Technical Report, Olympias Mine, Greece, effective December 31, 2023, originally prepared by Victor Vdovin;
•	the mineral reserves of the Olympias asset; and
•	other information pertaining to this project

and (ii) the references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interest of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

By:	/s/ Filip Medinac
Filip Medinac, P.Eng